CONSENT OF INDEPENDENT AUDITORS



We consent to the reference to our firm under the caption "Experts" and to the use of our report dated November 5, 1999 in the Registration Statement (Form SB-2) and related Prospectus of forestindustry.com, Inc. for the registration of 2,361,721 shares of its common stock.




"Watson Dauphinee & Masuch"
Chartered Accountants

Vancouver, Canada
May 17, 2000